SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2020

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 14, 2020, the Board of Directors (the “Board”) of USA Technologies, Inc. (the “Company”), upon the recommendation of the Audit Committee of the Board (the “Audit Committee”), and following discussions with management, determined that the unaudited consolidated financial statements for the fiscal quarter ended September 30, 2019 should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for that period should no longer be relied upon.

The determination of the Board to restate the above-referenced financial statements was based upon certain adjustments to its financial statements that were identified by management during the course of preparing the Company’s financial statements for the fiscal quarter ended December 31, 2019. These adjustments consisted primarily of the following: (i) incorrect allocation of transaction price between equipment revenues and license and transaction fees in connection with a customer contract which resulted in the inappropriate deferral of equipment revenues on hardware devices shipped during the three months ended June 30, 2019 and the three months ended September 30, 2019; and (ii) inaccurate accounting treatment of the leasing/rental contracts of its wholly-owned subsidiary, Cantaloupe Systems, Inc., relating primarily to the fiscal year ended June 30, 2019 and the three months ended September 30, 2019, which affected cost of sales, inventory and property, plant and equipment. These adjustments do not relate to the Audit Committee’s internal investigation which was substantially completed in January 2019. In addition, the Company identified other miscellaneous immaterial adjustments relating to the inaccurate accounting for: a customer rebate; certain accrued expenses; timing of hardware revenue recognition for a specific contract; timing of recognition for activation revenue; and timing of recognition for certain license and transaction fees.

Following the filing of this Current Report on Form 8-K, the Company will  sequentially file an Amendment No. 1 to its previously filed Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 (the “Form 10-Q/A”), and then its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019. The Form 10-Q/A contains the restatements of the Company’s unaudited consolidated financial statements for the fiscal quarter ended September 30, 2019, and additional data regarding these restatements.

The Company also analyzed the impact of the aforementioned adjustments and other accumulated misstatements on the financial statements for the interim and annual periods prior to the fiscal quarter ended September 30, 2019, and concluded that a correction of the errors would not be material individually or in the aggregate to any such prior interim or annual period. However, the Company concluded that correcting the cumulative impact of the errors would be material to its results of operations for the three months ended December 31, 2019 and fiscal year 2020. Accordingly, the Company has also included in the Form 10-Q/A the revised prior period interim and annual financial information for the fiscal year ended June 30, 2019 which reflects the correction of these errors and other accumulated misstatements.

The Audit Committee has discussed the matters disclosed pursuant to this Item 4.02(a) with the Company’s independent auditor, BDO USA LLP.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2020	USA TECHNOLOGIES, INC.

	By:	/s/ Donald W. Layden, Jr.
Donald W. Layden, Jr.,
Interim Chief Executive Officer